Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Amyris, Inc. of our report dated April 17, 2017 relating to the financial statements and financial statement schedule, which appears in Amyris, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/PricewaterhouseCoopers LLP

San Jose, California

April 17, 2018

PricewaterhouseCoopers LLP, 488 Almaden Boulevard, Suite 1800, San Jose, CA 95110

T: (408) 817 3700, F: (408) 817 5050, www.pwc.com/us